UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 8, 2005

IDEXX LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-19271	01-0393723
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

One IDEXX Drive, Westbrook, Maine	04092
(Address of principal executive offices)	(ZIP Code)

(207) 856-0300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 to Form 8-K):

[ ]	Written communications purusant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material purusant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications purusant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications purusant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

        On March 8, 2005, the Company and American Stock Transfer & Trust Company, as Rights Agent, amended the Amended and Restated Rights Agreement, dated January 22, 2001, by executing Amendment No. 1 to Amended and Restated Rights Agreement (“Amendment No. 1”). Amendment No. 1 amends the definition of “Acquiring Person” set forth in Section 1(a) of the Amended and Restated Rights Agreement to increase the threshold of Common Stock ownership required for a stockholder to be deemed an “Acquiring Person” from 20% to 25%.

        The Board of Directors of the Company approved Amendment No. 1 following a request by Ruane, Cunniff & Goldfarb Inc. (“RCG”), the Company's largest stockholder, that the Company; consider raising the threshold to permit RCG to have the ability to acquire more than 20% of the Company's common stock without becoming an “Acquiring Person” under the Amended and Restated Rights Agreement.

        The original Amended and Restated Rights Agreement was filed as Exhibit No.1 to Amendment No. 2 to Registration Statement on Form 8-A/A dated March 14, 2001, and is incorporated by reference herein. Amendment No. 1 is attached hereto as Exhibit 4.1 and incorporated by reference herein.

Item 3.03    Material Modification to Rights of Security Holders.

        See the description set forth under "Item 1.01 Entry into a Material Definitive Agreement."

Item 9.01    Financial Statement and Exhibits.

(c)	Exhibits

4.1	Amendment No. 1 to Amended and Restated Rights Agreement dated as of March 8, 2005, between the Company and American Stock Transfer & Trust Company, as Rights Agent.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 9, 2005	IDEXX LABORATORIES, INC.

By: /s/ Conan R. Deady
Conan R. Deady Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.    Description of Exhibit

4.1	Amendment No. 1 to Amended and Restated Rights Agreement dated as of March 8, 2005, between the Company and American Stock Transfer & Trust Company, as Rights Agent.